Exhibit 16.1

Kreit & Chiu CPA LLP

733 Third Avenue, Floor 16, #1014

New York, NY 10017

(949) 326- 2727

August 8, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentleman:

We have read the statements in the Form 6-K dated August 8, 2025, of Baiya International Group Inc. (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm. We have no basis to, and therefore, do not agree or disagree with the other statements made by the Company in the Form 6-K.

Sincerely,

/s/ Kreit & Chiu CPA LLP

Kreit & Chiu CPA LLP